SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

July 15, 2010
Date of report (Date of earliest event reported)

Petroleum Development Corporation

Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

1775 Sherman Street, Suite 3000, Denver, CO  80203
Address of Principal Executive Offices

303-860-5800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report
Item 7.01	Regulation FD Disclosure.

On July 15, 2010, Petroleum Development Corporation (“PDC”) will host a conference for equity analysts and institutional investors at the Hyatt Regency Denver Convention Center, Capital Room, 650 15th Street, Denver, Colorado, at 8:30 a.m. MDT.  The webcast may be accessed at PDC’s website (www.petd.com) by clicking on "July 15, 2010 Analyst Day" under "Events and Webcasts.  The slide presentation can also be viewed on the PDC website at www.petd.com.  The presentation will include a 2010 outlook update. PDC representatives will include Richard W. McCullough, Chairman and Chief Executive Officer; Gysle R. Shellum, Chief Financial Officer; Lance Lauck, Senior Vice President Business Development; and Barton R. Brookman, Senior Vice President Exploration and Production.

All statements in the presentation, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although PDC believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. PDC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A copy of the slide presentation that will be presented at the conference is attached hereto by reference as Exhibit 99.1.

The information in this report, and in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in the filing.

EXHIBIT INDEX

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	PRESENTATION: Petroleum Development Corporation Analyst Day – Colorado July 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	July 15, 2010

By:	/s/Richard W. McCullough
Richard W. McCullough
Chairman & CEO